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                                                              Exhibit 7(a)
GRUNTAL & CO. Incorporated
Established 1880
14 Wall Street, New York, N.Y.  10005

                                                                Client Agreement

                                             Please  read  carefully,  sign  and
                                             return to Kennedy, Cabot & Co.
                                             9470 Wilshire Blvd.
                                             Beverly Hills, CA 90212

GENTLEMEN:

In consideration of Gruntal & Co., Incorporated ("Gruntal") acting as the clearing broker for one or more of my accounts, I agree with Gruntal as follows:

1. Governing Law; Scope of Agreement; Binding Effect; Modifications and Waivers; Communications; etc. This Agreement and all transactions hereunder shall be subject to all applicable laws, rules and regulations of federal, state and self regulatory authorities, and to the constitution, customs and usages of the exchange or market (and its clearing house, if any) where transactions hereunder are executed. Except where the context requires otherwise, as used herein, the term "you" means Gruntal, and the terms "I", "me", or "we" means the undersigned client, whether an individual or a corporation, trust, partnership or other entity; and the phrase "securities and other property" includes without limitation money, securities, financial instruments and commodities of every kind and nature and related contracts and options, whether currently held or hereafter held, carried or maintained by you or in your possession or control for any purpose, in and for any of my accounts now or hereafter opened, except that the provisions of paragraph 14 herein (the arbitration clause) shall not apply to commodities accounts. This Agreement and its enforcement shall be governed by the law of the State of New York without regard to conflict of law provisions; shall apply to all accounts (individual and joint) with you, whether now opened, or hereafter opened, in which I have an interest hereinafter collectively referred to as "my accounts"); and shall inure to the benefit of and be binding upon you and me and our respective estates, executors, administrators, successors and assigns. No provision of this Agreement shall be waived, altered, modified or amended except by a writing signed by an authorized officer of your organization. Your failure to insist at any time upon strict compliance with this Agreement or with any of its terms shall not constitute a waiver by you of any of your rights. You shall have the right to terminate this Agreement at any time upon notice to me. Communications may be sent to me at my address as shown hereon, or at such other address as I may hereafter give you in writing, and in communications so sent, whether by mail, telegram, messenger or otherwise, shall be deemed given to me personally, whether actually received or not.

2.       Client Representations.

(a) Representations by Clients Who Are Individuals. I represent I am of the age of majority, no one except me has an interest in my accounts except as disclosed to you in writing and I am not an employee of any exchange or any member of any firm of any exchange or the NASD, or of any corporation of which any exchange owns a majority of the capital stock, or of a bank, trust company or insurance company, or any corporation, firm or individual engaged in the business of dealing, either as broker or as principal, in securities, bills of exchange, acceptances or other forms of commercial paper, unless I have notified you to that effect, and I will promptly notify you if I become so employed.




 IMPORTANT TO MAINTAIN YOUR ACCOUNT WITH US THIS AGREEMENT MUST BE SIGNED BY ALL
             ACCOUNT OWNERS ON REVERSE SIDE AND RETURN. PLEASE READ IT CAREFULLY


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(b) Representations by Clients Which Are Corporations,  Trusts,  Partnerships or
Other Entities (including Employee Benefit Plans and IRA Accounts). The undersigned entity represents that it is a duly formed and existing entity under the laws of its state or jurisdiction of formation and is qualified and (if it is a corporation) in good standing in every jurisdiction in which it does business. The person or persons designated to act for the undersigned entity have been duly authorized by all necessary and appropriate actions; such person or persons have full authority to execute this Agreement and all related documents on its behalf and to act for it in all matters regarding its account(s); you may at all times rely on the fact of such authority without any duty to investigate into either the authenticity or extent thereof; and the party or parties designated as authorized signatories constitute(s) all of the proper and necessary authorized signatories. The undersigned entity will promptly notify you in writing if any of the foregoing representations ceases to be complete and accurate in all respects.

(c) Additional Representations By Clients Which Are Employee Benefit Plans or IRA Accounts (collectively hereinafter referred to as the "Plan"). The undersigned represents that the Plan Trustee or other fiduciary or individual entity responsible for making investment decisions (the "Named Fiduciary"), (i) is independent, knowledgeable and sophisticated about securities investments,
(ii) is responsible for determining the appropriateness of any investment in accordance with the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, and the Internal Revenue Code, as amended, and (iii) principally relies upon information from a variety of sources other than Gruntal in determining the choice of an investment.

The undersigned acknowledges and agrees that (i) Gruntal maintains an account for the Plan and, as broker-dealer, buys or sells securities according to the instructions of the Named Fiduciary or its designee, and (ii) the role of Gruntal and its employees does not include providing individualized advice on a regular basis based on the particular needs of the Plan regarding such matters as, among other things, investment policies or strategies, overall portfolio composition or diversification of plan investments. Unless otherwise agreed to in a writing signed on behalf of both the Plan and Gruntal, Gruntal does not have any discretion to direct investment of such account and does not act as investment advisor, counselor or fiduciary to the Plan.

3. Payments. I agree to pay on demand any balance owing with respect to any of my accounts, including interest and commissions and any cost of collection (including attorneys' fees). At your sole discretion, you may at any time demand full payment of the balance due in any of my accounts plus any interest charges accrued thereon. You may, at your sole discretion, apply payments of interest, dividends, premium and principal received on any securities and other property in any of my accounts, whether pursuant to the terms of such collateral or upon the sale of the collateral, to the payment of the balance due in my accounts, or pay such amounts to me.

4. Responsibility of Gruntal. I agree that Gruntal shall not be responsible for the conduct of the introducing broker and its only responsibilities to me relate to the clearing and bookkeeping of transactions in my accounts and the execution of those orders directed to Gruntal for execution.

5. Security Interest and Lien. All securities and other property which you may at any time be holding or carrying in any of my accounts which may at any time be in your possession for any purpose, including safekeeping, shall be subject to a general lien and shall be held as security for the discharge of all my obligations to you, irrespective of whether or not you have made advances in connection therewith, and you are authorized to sell and/or purchase any and all securities and other property in any such account, or to transfer any such securities and other property to any of my other accounts (except regulated commodities accounts), without notice, to satisfy such general lien.

6. Trades; Settlement Date. All orders for the purchase or sale of securities and other property will be authorized by me and executed with the understanding that an actual purchase or sale is intended and that it is my intent and obligation in every case to deliver certificates or commodities to cover any and all sales or to receive and pay for the certificates or commodities upon your demand. The designation of a sale order as


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"long" is a representation by me that I own the security, and if the security is not in your possession at the time of the contract for sale, I agree to deliver the security to you by settlement date. In case of non-delivery of the security, you are authorized without notice to me to purchase the security to cover my position and charge any loss to my account. If you fail to receive payment for securities purchased by settlement date, you may, without prior demand or notice, sell securities held by you in any of my accounts and any loss resulting therefrom will be charged to my account.

7. New Account Form. I have provided you with the information reflected on your New Account Form, which I have reviewed, including without limitation information relating to my financial situation, investment objectives and background. This information is complete and accurate as of the date hereof and I will promptly notify you in writing should any such information cease to be accurate or complete.

8. Finality of Reports. Confirmations of orders in my accounts shall be conclusive if I do not object thereto in writing received by you within ten business days after you mail the confirmations to me. Statements of accounts shall be conclusive if I do not object thereto in a writing received by you within twenty business days after you mail the statements to me. No objections by me shall be effective unless timely received and addressed to you at the above address, attention: Manager, Compliance Department.

9. Margin Accounts. THIS PARAGRAPH 9 AND THE LENDING AGREEMENT BELOW BECOME OPERATIVE IF TRANSACTIONS ARE EFFECTED IN A MARGIN ACCOUNT, AS DEFINED UNDER REGULATION "T", OR IF AN ACCOUNT IS MAINTAINED ON A MARGIN ACCOUNT BASIS.

(a) If securities are purchased on margin and/or deposited against monies owed or borrowed, you may open a margin account as defined in Regulation T and maintain such securities as collateral for my indebtedness. I agree to comply with such Regulation and applicable exchange maintenance requirements for a margin account. I also agree to maintain such collateral in my account as you may in your discretion from time to time establish as your internal maintenance requirements and acknowledge that you may in your discretion change such requirements without notice. I also acknowledge you are not obligated to request additional margin from me if my account falls below any of the foregoing maintenance requirements, and there may be circumstances when you will liquidate securities or other property in my account without notice if my account falls below any such maintenance requirements. I will pay on demand any balance owing with respect to my margin account.

(b) The securities and other property in my account may be carried in your general loans and commingled with securities carried for the accounts of other customers or with securities carried for other persons under a lien for a loan made by you and may be pledged, repledged, hypotheticated or rehypotheticated, separately or in common with other securities and other property for the sum due to you thereon or for a greater sum and without retaining in your possession and control for delivery a like amount of similar securities and other property.

(c) In the event of my death or whenever in your discretion you consider it necessary for your protection, you may without notice sell any or all securities and other property held in any of my accounts, cancel any open orders for the purchase or sale of any securities and other property, and borrow or buy in all securities and other property required to make delivery against any sale, including a short sale, effected for me. Such sale or purchase may be made according to your judgment and at your discretion on the exchange or other market where such business is then usually transacted or at public auction or at private sale, without advertising or notice to me, and no demands, calls, tenders or notices which you may make or give in any one or more instances shall invalidate the aforesaid waiver on my part. At any such sale you may purchase the securities and other property free of any right of redemption and I shall be liable for any deficiency in my accounts.

(d) I agreed to pay, monthly, charges upon my margin accounts in accordance with your Statement of Credit Terms, a copy of which I acknowledge receiving, and such other charges as you may make to cover you facilities and services.





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(e) I agree  that in giving  orders to sell all  "short"  sales  orders  will be designated as "short" and all "long" sales orders will be designated as "long".

(f) My accounts (other than any regulated commodity account) guarantee one another and the margin required to be maintained therein may be determined on a consolidated basis. You may use the securities and other property in any of my accounts (other than any regulated commodity account) to carry any of my other accounts or to pay any deficit therein. At any time and from time to time, in your discretion, you may, without notice to me, apply and/or transfer any and all securities and other property interchangeably between any of my accounts, or from any of my accounts (other than from regulated commodity accounts) to any account guaranteed by me. You may transfer from my commodity account to any of my other accounts such excess funds as may be required to avoid a margin call, provided any such transfer shall be in compliance with the Commodities Exchange Act if applicable.

10. Free Credit Balances. I authorize you to invest the free credit balances in my securities account in money market funds, and, without notice, to redeem my money market fund shares to the extent necessary to satisfy any debits arising in any of my securities accounts.

11. Impartial Lottery Allocation. When you hold on my behalf bonds or preferred stocks in street or bearer form which are callable in part, I agree to participate in the impartial lottery allocation system of called securities in accordance with New York Stock Exchange rules.

12. Service Charge. I understand that Gruntal may impose service charges on accounts that generate only limited commission or other revenue. I agree to pay any such service charge as may be set by Gruntal from time to time, unless I give you written instructions to transfer or deliver my account within ten (10) days after receiving a statement or other notice reflecting the imposition of such service charge.

13. Credit Investigation. I authorize you to obtain reports concerning my credit standing and my business conduct. Upon my request, you will inform me whether you have obtained credit reports and, if you have, you will inform me of the name and address of the agency that furnished the reports to you.

14.  ARBITRATION  (THIS  PARAGRAPH  14  IS AN  AGREEMENT  TO  ARBITRATE  CERTAIN
DISPUTES).

     *  Arbitration is final and binding on the parties.
     * The parties are waiving their rights to seek remedies in court, including the right to jury trial.
     * Pre-arbitration discovery is generally more limited than and different from court proceedings.
     * The arbitrators', award is not required to include factual findings or legal reasoning and any party's right to appeal or to seek modification of rulings by the arbitrators is strictly limited.
     * The panel of arbitrators will typically include a minority of arbitrators who were or are affiliated with the securities industry.

Any dispute I now or hereafter may have with Gruntal or the broker-dealer introducing my account to Gruntal or any of their current or former officers, directors, agents and/or employees, arising out of or relating to any of my accounts with Gruntal or such introducing broker-dealer or to transactions heretofore or hereafter made therein or to any agreement between myself and Gruntal or such introducing broker-dealer, shall be settled by arbitration. Any such arbitration shall be held before the facilities of the New York Stock Exchange, Inc., the National Association of Securities Dealers, Inc. or any other self-regulatory organization having proper jurisdiction, as I may elect, and shall be conducted pursuant to applicable Federal laws, the laws of the State of New York, without regard to conflict of laws, and the rules of the selected arbitral facility. If I do not make such election by certified mail addressed to you in care of your Legal Department within five days after I receive notice from you requesting such election, then I authorize you to make such election on my behalf. The award of the arbitrators, or of a majority of them, shall be final. Judgment upon the award rendered may be entered in any court having jurisdiction.


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This  agreement to arbitrate  does not apply to disputes  arising  under certain laws to the extent it has been determined as a matter of law by controlling authority that I cannot be compelled to arbitrate such claims. No person shall bring a putative or certified class action to arbitration, nor seek to enforce any pre-dispute arbitration agreement against any person who has initiated in court a putative class action; or who is a member of a putative class who has not opted out of the class with respect to any claims encompassed by the putative class action until: (i) the class certification is denied; (ii) the class is decertified; or (iii) the customer is excluded from the class by the court. Such forbearance to enforce an agreement to arbitrate shall not constitute a waiver of any rights under this agreement except to the extent stated herein.

15. Joint Accounts.

(a) Each of the undersigned shall have authority to buy, sell (including short sales), and otherwise deal in, through you as broker, securities or commodities, on margin or otherwise, to receive confirmations, statements and communications of every kind; to receive securities and other property and to dispose of same; to make agreements relating to these matters; to terminate or modify such agreements or waive any of the provisions thereof; and generally to deal with you as if each of the undersigned alone were the owner of the account(s), all without notice to the other joint tenant. The liability of each of the undersigned for the account(s) shall be joint and several.

(b) You may follow the oral or written instructions of either of us concerning the account(s) and make deliveries of any or all securities, commodities or other property, or make payments of monies therein, as either of us may order and direct, even if such deliveries and/or payments shall be made to one of us personally, and not for such account(s). You shall be under no obligation to inquire into the purpose of any such instructions, and you shall not be bound to see to the application or disposition of the securities, commodities, property or monies so delivered or paid to either of us.

(c) In the event either of us die, the surviving party to the account shall immediately give you written notice thereof, and you may, before or after receiving such notice, cancel or complete open orders for the purchase or sale of any securities or commodities, place orders for the sale or purchase of securities or commodities being carried for the undersigned for which payment has not been made or for which the account of the undersigned is short as though each of the undersigned were alive, and take such other proceedings, require such documents, retain such portion of and/or restrict transactions in the account as you may deem advisable to protect you against any tax, liability, penalty or loss under any present or future laws or otherwise, in each case without prior notice to or demand upon the surviving party to the account or the heirs, executors or administrators of the decedent. The estate shall be liable and each survivor will be liable, jointly and severally, to you for any debt or loss in an account resulting from the completion of transactions initiated prior to your receipt of a written notice of such death or incurred in the liquidation of the account or the adjustment of the interests of the respective parties.

(d) Any taxes or other expenses becoming a lien against or being payable out of the account as the result of the death of any of us, or through the exercise by his or her estate or representatives of any rights in the account shall be chargeable against the interest of the survivor(s) as well as against the interest of the estate of the decedent. This provision shall not release the decedent's estate from any liability provided for in this Agreement.

We understand that you will presume that it is our express intention in opening an account to create an estate or account as joint tenants with rights of survivorship and not as tenants-in-common, unless we otherwise inform you in writing at the time our account is opened.

Please Note: If you desire to open a community property account with us, in addition to signing and returning to us this Client Agreement, you must sign and return a separate Community Property Agreement.




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TAX  CERTIFICATION:  Under  penalties of perjury,  I certify (1) that the number shown on this form is my correct taxpayer identification number and (2) that I am not subject to backup withholding as a result of failure to report all interest or dividends, or the Internal Revenue Service has notified me that I am no longer subject to backup withholding. (I understand that if I have been notified by the IRS that I am subject to backup withholding as a result of dividend or interest underreporting, I must cross out the information contained in clause (2) of this paragraph).

Margin Account: Unless I strikeout this paragraph and initial the same, you are hereby specifically authorized to lend, either separately or with other securities, to either yourself as broker or to others, any securities held by you on margin or as collateral for my/our accounts or as collateral therefore. This agreement shall continue until signed notice of revocation is received from me and, in case of such revocation, it shall continue in effect as to transactions entered into prior thereto. If I strike out this paragraph and initial the same, or if this agreement is subsequently revoked, then the provisions of Section 9 herein shall be inoperative.

IT IS IMPORTANT THAT YOU THOROUGHLY READ THIS AGREEMENT BEFORE YOU SIGN IT. BY SIGNING BELOW, YOU ACKNOWLEDGE RECEIPT OF A COPY OF THIS AGREEMENT, THE STATEMENT OF CREDIT TERMS AND YOUR NEW ACCOUNT FORM. THIS AGREEMENT CONTAINS A PRE-DISPUTE ARBITRATION CLAUSE (PAGE 2, PARAGRAPH 14).

Account Number
Branch             Account
--- --- --- --- --- --- --- ---
8   7   5   7   3   2   3   0
--- --- --- --- --- --- --- ---


--------------------------------------------------------------------------------
Client's Signature                   Date
X /s/ Benjamin Nazarian           8/17/95
--------------------------------------------------------------------------------
Other Owner's Signature              Date
X
--------------------------------------------------------------------------------

The Social Security or Tax ID
Number on Gruntal & Co., Inc. Records is:
--- --- --- --- --- --- --- --- ---
6   0   3   1   4   9   2   0   1
--- --- --- --- --- --- --- --- ---


All communications for this account are to be mailed to:

Name and Address  Benjamin Nazarian,
2000 Pasadena Ave, LA, CA 90031


If the above is incorrect, insert correct Number below:
--- --- --- --- --- --- --- --- ---

--- --- --- --- --- --- --- --- ---


Other Owner's Social Security or Tax ID Number is:
--- --- --- --- --- --- --- --- ---

--- --- --- --- --- --- --- --- ---


PRINT YOUR NUMBERS LIKE THIS
--- --- --- --- --- --- --- --- ---
1   2   3   4   5   6   7   8   9
--- --- --- --- --- --- --- --- ---


       The Securities and Exchange Commission has SEC RULE 14b-1(c) SURVEY adopted a rule intended to provide for improved communications between companies who issue securities By signing below you are instructing Gruntal not to and the shareholders who own those securities. disclose your name, address and security position to requesting companies in which you hold securities.

       In  order  to  facilitate  the  ability  of  such
companies to communicate with their shareholders, the If you do not sign below, Gruntal will be legally rule requires us to provide your name, address and obligated to disclose your identify to requesting securities position to each company in which you hold companies in which we hold securities for your account.
securities upon request of the company. For your protection, the rule prohibits the company from using this information for any other purpose except communicating directly with you.

       The rule requires that we afford you an opportunity to inform us if you do not wish your name, address and holdings disclosed to requesting companies whose shares you hold.

As required by SEC regulations we will be mailing to you notices, proxies and reports provided by companies in which you hold securities.


                            SEC RULE 14b-1(c) SURVEY

By signing below you are instructing General not to disclose your name, address and security position to requesting companies in which you hold securities.

If you do not sign below, Gruntal will be legally obligated to disclose your identity to requesting companies in which we hold securities for your account.


Signature ____________________________                Date _______________

Signature ____________________________                Date _______________



                PLEASE SIGN AND RETURN THIS PAGE OF THE AGREEMENT




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